                                                                  Exhibit 10.28

July 30, 2004

Mr. Joseph Cassis
6509 NW 97th Street
Johnston, IA 50131

Dear Joseph:

                                 Re: Employment

This letter outlines the terms of your employment effective August 1, 2004 that went into effect with your promotion to Senior Vice President. This letter supercedes the letter initially executed by you and Mirenco, Inc. on October 31,
2003.

Scope of Work. As Senior Vice President of Sales and Marketing, your duties and obligations will include the overall management of the sales and marketing departments. You may be employed by the Employer in a position other than Senior Vice President of Sales and Marketing upon the Employer notifying you in writing of such assignment. In that event, you will continue to be employed by the Employer in the position to which you have been assigned.

Changes in Terms and Conditions of Employment. Your terms and conditions of employment may be amended from time to time, as the needs of the Employer require. Your performance will be reviewed with you on an annual basis, which is the time at which any salary changes will ordinarily be made.

Salary. The Employer will pay to you a gross annual salary of $75,000, which will be payable in bi-weekly installments in arrears.

Incentive Compensation. Employer agrees that you will receive the following incentive compensation based on annual audited net revenue as determined by
        Generally Accepted Accounting Principles:

       Net Revenues                              Percent Of Salary

       0 - $5,000,000                                    0%
       $5,000,001 - $8,000,000                          10%
       $8,000,001 - $10,000,000                         30%
       $10,000,001 - $12,000,000                        50%
       $12,000,001 - $14,000,000                        60%
       $14,000,001 - $16,000,000                        70%
       $16,000,001 - $18,000,000                        80%
       $18,000,001 - $19,999,999                        90%
       In excess of $19,999,999                        100%

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Vacation. During the term of this employment agreement, you will be entitled to take four (4) weeks vacation each year with this year beginning
        August 1, 2004. You may carryover no more than one-half of the annual vacation allowance into the following year. Vacation is to be taken at a time or times acceptable to the Employer having regard to its operations.

Expenses. The Employer will reimburse you in accordance with its policies for all reasonable expenses actually and properly incurred by you in the performance of your duties under this agreement. For all such expenses, you will furnish the Employer statements and vouchers as and when required. You will also be reimbursed for mileage in excess of fifty miles for the travel on a daily basis at the then current rate of reimbursement approved by the
        Internal Revenue Service.

Services. You will devote the whole of your time, attention and ability to the business of the Employer and will well and faithfully serve the
        Employer and use your best efforts to promote its interests.

Duties. You will duly and diligently perform all the duties assigned to you while in the employ of the Employer and truly and faithfully account for and deliver to the Employer all money, securities and things of value belonging to the Employer, which you may from time to time receive for, from or on account of the Employer.

Rules and Regulations. You agree to be bound by and faithfully observe and abide by all the rules and regulations or guidelines of the Employer
        (including, but not limited to, any office procedural manuals and any confidentiality of information policies or procedures) which are in effect from time to time which are brought to your notice or of which you should be aware. While a breach of any of the rules or regulations of the Employer may be cause for discipline up to and including discharge, you should be aware that protection of the Employer's confidential information is extremely important to the success of the Employer and, consequently, any breach of the confidentiality of information policies or procedures which are in effect from time to time will be cause for severe discipline and/or termination of employment for cause.

Non-Disclosure. You acknowledge that during your employment with the
        Employer, confidential information of the Employer will be disclosed to you and that any unauthorized disclosure of such information to third parties or use other than for the Employer's purposes could cause extensive harm to the Employer. Confidential information of the Employer includes any and all trade secrets, confidential, private or secret information of the Employer including without limitation (i) business and financial information of the
        Employer, (ii) business methods and practices of the Employer, (iii)
        marketing strategies of the Employer, and (iv) such information as the
        Employer may from time to time designate as being confidential to the
        Employer. Confidential information will not include information that is in the public domain, or information that falls into the public domain, unless such information falls into the public domain by disclosure or other acts by you, or through your fault.

        You undertake with the Employer that you will not during your employment with the Employer or at any time thereafter, unless prior written consent is given by the Employer, either directly or indirectly, utilize on your own behalf or on behalf of any other person, firm or company (a "person")
        or divulge to any other person, except as required by the terms and nature of your employment with the Employer, any confidential information of the

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        Employer, and you shall use your best endeavors to prevent the unauthorized disclosure or publication of such information. In addition, you agree that you will not copy any confidential information of the Employer including any curriculum belonging to the Employer nor remove same form the
        Employer's premises without the express written permission of the Employer.
        You recognize and acknowledge that a breach of this provision may result in the termination of your employment and/or the institution of legal proceedings against you.

Non-Competition. You agree that you will not, without the prior written consent of the Employer, at any time during your employment with the
        Employer and for a period of twenty four (24) months following the termination of your employment however caused (whether your employment is terminated by you or the Employer and whether with or without cause or in breach of this Agreement) either individually or in partnership or jointly or in conjunction with any person as principal, agent, employee, shareholder (other than a holding of shares listed on a United States stock exchange that does not exceed 5 percent of the outstanding shares so listed) or in any other manner whatsoever carry on be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit your name or any part thereof to be used or employed by any person engaged in or concerned with description of aspect of business in which Mirenco is engaged.

        You agree that the restrictions set out above are reasonable and valid and all defenses to the strict enforcement of this non-competition covenant by the Employer is waived by you.

Non-Solicitation of Clients. You agree that you will not, without the prior written consent of the Employer, at any time during your employment with the Employer or for a period of 2 years from the termination of your employment however caused (whether your employment is terminated by you or the Employer and whether with or without cause or in breach of this
        Agreement), either individually or through any company controlled by you and either on your own behalf or on behalf of any person competing or endeavoring to compete with the Employer, directly or indirectly solicit, endeavor to solicit or gain the custom of, canvass or interfere with any person who is a client of the Employer as at the date of termination of your employment or use your personal knowledge of or influence over any such client to or for your own benefit or that of any other person competing with the Employer.

Non-Solicitation of Employees. You agree that you will not, without the prior written consent of the Employer, at any time during your employment with the Employer or for a period of 2 years from the date of termination of your employment however caused (whether your employment is terminated by you or the Employer and whether with or without cause or in breach of this
        Agreement), either individually or through any company controlled by you and either on your behalf or on behalf of any other person competing or endeavoring to compete with the Employer, directly or indirectly solicit for employment, or endeavor to employ or to retain as an independent contractor or agent, any person who is an employee of the Employer as of the date of termination of your employment or was an employee of the
        Employer at any time during 2 years prior to the termination of your employment.

        You further agree that, should you be approached by a person who is or has been an employee of the Employer during the period described above, you will not offer to nor employ or retain as an independent contractor or agent any such person for a period of 2 years following the termination of your employment.

Agreement to Modification of Restrictive Covenants. While the restrictions in sections 9, 10, 11 and 12 are considered by you and the Employer to be reasonable in all of the circumstances as of the date of this Agreement, it is hereby agreed that if any one or more of such restrictions shall be

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        judged to be void as going beyond what is reasonable in all of the circumstances for the protection of the interests of the Employer, but would be valid if part of the wording thereof were deleted or the period thereof reduced or the range of activities covered thereby reduced in scope, the said reduction shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other restriction contained in this Agreement.

Ownership of Intellectual Property. If during your employment with the
        Employer, you at any time, whether during the course of your normal duties or other duties specifically assigned to you (whether or not during normal working hours), either alone or in conjunction with any other person create or develop any intellectual property (including any work in which copyright subsists or may subsist) you shall immediately disclose same to the
        Employer. You also agree that all such intellectual property and the copyright and other intellectual property rights therein will be owned by the Employer. Insofar as any intellectual property rights therein for the full term in which such rights exist or are capable of existing throughout the world.

        You hereby waive unconditionally and irrevocably all of your moral rights and rights of a similar nature (including those rights arising under the copyright law) in respect of any work (including works which may come into existence after the date hereof) in which copyright may subsist, created by you during your employment in each jurisdiction throughout the world, to the extent that such rights may be waived in each respective jurisdiction.
        This waiver extends to any and all acts of the Employer and their successors, assigns and licensees and acts of third persons done with the authority of the Employer and their successors and assigns.

Termination for Cause. The Employer may terminate this employment agreement and your employment at any time for cause without notice and without payment of any compensation, either by way of anticipated earnings or damages of any kind.

Termination on Notice. You or the Employer may terminate this agreement and your employment at any time upon giving 30 days written notice to the other party. Notwithstanding the foregoing, the Employer may terminate this agreement immediately upon paying to you 2 months salary in lieu of such notice.

Fairness and Reasonableness. You and the Employer confirm that the notice or pay in lieu of notice provisions contained in paragraph 17 are fair and reasonable and agree that upon any termination of this agreement by the
        Employer in compliance with paragraphs 16 or 17 or upon any termination of this agreement by you, you will have no action, cause of action, claim or demand against the Employer or any other person as a consequence of such termination.

Return of Property. Upon any termination of your employment, you will at once deliver to the Employer all documents, effects, money or other property belonging to the Employer or for which the Employer is liable to others, which are in your possession, charge, control or custody.

Provisions which Operate Following Termination. Notwithstanding any termination of your employment for any reason whatsoever (whether your employment is terminated by your or the Employer and whether with or without cause or in breach of this agreement), the provisions of paragraphs
        10, 11, 12, 13, 14, 15 and 19 of this agreement and any other provisions of this agreement necessary to give efficacy thereto will continue in full force and effect following such termination.

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Deductions. All payments under this employment agreement will be subject to all appropriate statutory deductions.

Entire Agreement. This agreement constitutes the entire agreement between you and the Employer with respect to your employment and cancels and supersedes any prior understandings and agreements between you and the
        Employer hereto with respect to your employment. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, expressed, implied or statutory, between you and the Employer other than as expressly set forth in this agreement.

Severability. If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part of this
        Agreement and the remaining part of such provision and all other provisions of this Agreement shall continue in full force and effect.

Further Assurances. You shall from time to time execute and deliver all such further documents and instruments (including instruments of conveyance and waivers of moral rights) and do all acts and things as the Employer may, at any time, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

Governing Laws. This agreement will be governed by and construed in accordance with the laws of the State of Iowa.

Independent Legal Advice. You agree that you have been advised by the
        Employer that you should obtain independent legal advice in connection with the terms of this agreement. You confirm that you have either obtained such advice or chosen not to do so and that you fully understand the terms and conditions set out herein and agree to be bound by them.

Copy of Agreement. You acknowledge receipt of a copy of this agreement signed by the Employer.

If you agree with the above, please sign both copies of this letter in the presence of a witness and return one copy to the Employer.

Yours very truly,
/s/ signature

Richard A. Musal
Chief Operating Officer

I have read, understand and hereby voluntarily accept the terms of employment outlined above.

Date:  July 30, 2004

/s/ signature                                 /s/ signature
Joseph Cassis                                 Witness
                                              Linda Beem

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